EXHIBIT 10.9
**Text Omitted and Filed Separately
Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 230.406
Pfénex Expression Technology™
COMMERCIAL LICENSE AGREEMENT
     This Agreement is effective as of the latest date of signing below and is by and between Dow Global Technologies Incorporated (“Dow”), a Michigan corporation having its principal offices at 2030 Dow Center, Midland, MI, 48674 USA and Iomai Corporation, a Delaware corporation (“Licensee”) having a principal place of business at 20 Firstfield Road Suite 250, Gaithersburg, MD 20878 USA
     Licensee further desires to secure a non-exclusive license to Dow’s Pfénex Expression Technology™ the clinical and commercial production of Product.
     Accordingly, in consideration of the premises and the mutual covenants of this Agreement, the parties hereto agree as follows:
Article 1 DEFINITIONS
1.01 Affiliates: “Affiliates” shall mean any entity that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with either Licensee or Dow, where “controls”, “controlled by”, and “is under common control” means ownership, directly or indirectly, of fifty percent (50%) of the voting equity interest in the entity or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of that entity, whether through ownership or voting securities, by contract or otherwise.
1.02 Active: “Active” shall mean:
(i)	[**] expressed by Pfénex Expression Technology™ with any of the following protein sequences:
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[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.03 Biological Material: “Biological Material” shall mean Dow’s proprietary [**].
1.04 Calendar Quarter: “Calendar Quarter” shall mean a three month period ending March 31, June 30, September 30 or December 31.
1.05 Calendar Year: “Calendar Year” shall mean the year beginning January 1st and ending December 31st.
1.06 Confidential Information: “Confidential Information” shall mean any and all proprietary information (including without limitation, information related to technical, business, including customer names, information or addresses, and intellectual property matters), know-how, data, intellectual property, trade secrets, and other physical materials, and information contained in Royalty Reports, Status Reports, Termination Royalty Report, Biological Material, Patent Rights, Know-How, Active in Product, information and know-how related to the Active and Product owned or held by either party to this Agreement, now and in the future which is disclosed by either party to the other party in connection with this Agreement. The Confidential Information shall include proprietary information disclosed in writing or other tangible form, including samples of materials.
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.07 Effective Date: “Effective Date” shall mean the last date of execution of this Agreement.
1.07(a) Europe: “Europe” shall mean [**].
1.08 Field: “Field” shall mean use in human vaccines for the prevention of diseases caused by [**] and use for therapeutic applications or therapeutic vaccines or in combination with [**].
1.09 Improvements: “Improvements” shall mean all discoveries and/or inventions (whether patented or not) made during the term of this Agreement by either Party which constitute a modification of Biological Material, or Know-How Technology or which would infringe any of the claims of Patent Rights or which constitute a modification to the Pfénex Expression Technology™. Made as used herein means the discovery or invention was conceived or reduced to practice. Improvements does not include any invention or discovery related to [**].
1.10 Improvement Report: “Improvement Report” shall mean a written report that provides sufficient information so that Dow may practice such Improvement and if necessary such report shall also include the transfer of material necessary to practice Improvements.
1.11 Know-How Technology: “Know-How Technology” shall mean Dow’s proprietary, non-public technical information and materials (including without limitation, technology, data, [**], computer software and algorithms for controlling [**] and related equipment, chemicals, inventions (patentable or otherwise), practices, methods, knowledge, know-how, skill, and experience) related directly or indirectly to the Pfénex Expression Technology™.
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.12 Licensee Partner: “Licensee Partner” shall mean any co-developer, co-marketer, co-promoter or distributor of Product, under an agreement with Licensee relating to the development, marketing, promotion or distribution of Product.
1.13 Net Sales: “Net Sales” shall mean the gross amounts billed or invoiced by Licensee, its Affiliates, Licensee Partners and Permitted Sublicensees, as the case may be, to non-Affiliate Third Parties (“Buyers”) for the sale of any Product, less the following deductions, in each case to the extent specifically related to the Product and taken by such Buyers or otherwise paid or accrued for by Licensee (“Permitted Deductions”): [**]
[**]
Sales of a Product to an Affiliate, Licensee Partner or Sublicensee shall be excluded from Net Sales calculations, it being understood and agreed that sales of a Product by such Persons shall be included in Net Sales, as provided above.
If a Product is sold together with one or more products that do not bear royalties under this Agreement for a single invoiced price or is “bundled” for sale together with one or more such non-royalty bearing products in a single transaction or group of related transactions, the Net Sales for such Product shall [**]
For any Product sold or otherwise transferred in a commercial transaction for consideration other than money, “Net Sales” shall be [**]
Net Sales also include the value of any consideration received by Licensee for [**].
1.14 Parties: “Parties” shall mean collectively Dow and Licensee.
1.15 Party: “Party” shall mean either Dow or Licensee as the case may be.
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.16 Patent Rights: “Patent Rights” shall mean Dow owned or controlled patent applications U.S. Serial Nos. [**] and [**] and any divisional, continuation, foreign equivalent, substitute, renewal, extension, reissue, reexamination, patents of addition, supplemental protection certificate, or application therefore or patent issuing therefrom.
1.17 Permitted Sublicensee: “Permitted Sublicensee” shall mean any Person to whom Licensee has granted rights under the rights granted to Licensee by Dow hereunder and any Person to whom such Permitted Sublicensee, to the extent permitted hereunder, sublicenses such [**].
1.18 Pfénex Expression Technology™: “Pfénex Expression Technology™” shall mean Patent Rights and Know-How Technology related to or using directly or indirectly the [**].
1.19 Product: “Product” shall mean any product or combination product containing Active where the manufacture or formulation of such Active (i) would (but for the license granted hereunder) infringe any Valid Claim of any Patent Right or (ii) involved the practice of Know-How Technology.
1.20 Royalty: “Royalty” has the meaning set forth in Section 3.02.
1.21 Royalty Report: “Royalty Report” shall mean the written report due under this Agreement that report Royalties due under the Agreement.
1.22 Termination Royalty Report: “Termination Royalty Report” shall mean the Royalty Report that is due after termination of this Agreement.
1.23 Third Party: “Third Party” shall mean any person, organization, firm, corporation, partnership or entity other than Dow, Licensee and their respective Affiliates.
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.24 Valid Claim: “Valid Claim” shall mean a claim of an issued and unexpired patent that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

Article 2	LICENSE GRANT AND TRANSFER OF BIOLOGICAL MATERIAL
2.01 Grant to Licensee: Dow hereby grants to Licensee a non-exclusive, worldwide, sublicensable, royalty-bearing license in the Field under the Patent Rights and Know-How Technology to use said Pfénex Expression Technology™ to make, have made, use and sell Product for clinical and commercial use. Licensee shall not have any right to sublicense its rights under this Agreement other than to Affiliates, Licensee Partners and Permitted Sublicensees. Licensee may transfer or assign its rights under this Agreement only as provided in Section 8.01. Except for production of Active using the Pfénex Expression Technology™, Licensee shall not use any Biological Materials or Know-How Technology for research or production. The right to “have made” granted hereunder shall be subject to the limitation that any such right shall be exercised only with respect to a reputable manufacturer [**]. In exercising its right to have made, Licensee shall provide Dow written notice to inform Dow of the chosen manufacturer in advance of engaging the manufacturer.
(a)	Licensee shall notify Dow as soon as practicable, but in no event later than [**] after granting any sublicense under the rights granted by Dow to Licensee under this Agreement, [**] (the “Sublicensee”).
(b)	Licensee shall cause all sublicenses to incorporate contractual provisions substantially identical to Sections 4.01 and 4.02 hereof. Licensee shall also provide to Dow such [**] information regarding the [**]
(c)	Licensee shall cause all Permitted Sublicensees to execute and deliver such
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documents as Dow may reasonably request to [**].

(d)	In the event that any Permitted Sublicensee fails to make any payment required to be made directly to Dow within the periods provided for herein for the payment of royalties (Licensee shall cause the termination of such sublicense and Dow may at its option terminate this Agreement if Licensee does not pay Dow the full unpaid amount owed on any such royalty payment within [**]days of notice of such failure to pay from Dow.

(e)	The right to “make,” if granted hereunder by Licensee to any Permitted Sublicensee shall be subject to the limitation that any such right shall be exercised only by a reputable manufacturer [**].

(f)	The right to “have made,” if granted hereunder by Licensee to any Permitted Sublicensee shall be subject to the limitation that any such right shall be exercised only with respect to a reputable manufacturer [**].

(g)	If exercising a right to “have made,” Sublicensee shall provide Dow written notice of [**] in advance of engaging the manufacturer.

(h)	The right to make or have made, if granted to any Sublicensee by Licensee hereunder, shall not be sublicensed by any such Sublicensee without the consent of Dow, such consent not be unreasonably withheld or delayed.

(i)	The terms of any sublicense to any Permitted Sublicensee shall be subject to [**].
2.02 Transfer of Biological Material and Technical Support: Upon execution of this
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Agreement, Dow shall transfer Biological Material and a Know-How Technology package to Licensee and the Know-How Technology package will be added as Appendix A. [**]. Dow shall provide commercially reasonable technical assistance to Licensee in the use of Biological Material and Know-How Technology at [**] at the time technical assistance is provided. Payment for [**]. It is understood and agreed that these hours will consist of technical support/advice and shall not be used for process development activities at Dow.
2.03 Parties’ Roles: Licensee shall have complete control of purchasing and the detailed design, construction and operation (including maintenance) of the equipment necessary to produce Active and Product using Pfénex Expression Technology™. Dow’s role is a technical advisor. Among other things, this means that Licensee is solely responsible for all of the following: (i) safety, (ii) the selection, retention, supervision, performance, and payment of qualified engineer(s), constructor(s) and/or contractor(s), (iii) the detailed design, and the construction, operation and maintenance of the equipment necessary to produce Active and Product using Pfénex Expression Technology™ and all of its component parts, (iv) the inspection and the structural and mechanical conditions of any and all equipment and materials included in or added to the equipment necessary to produce Active and Product using Pfénex Expression Technology™, and (v) the training of the operating and maintenance personnel.
Article 3 MILESTONE PAYMENTS, ROYALTIES, AND ROYALTY REPORTS
3.01 Milestone Payments: As partial consideration for the granting of this license, Licensee agrees to pay Dow the sum [**]. No more than [**] shall be payable with respect to [**] under the provisions of this Section 3.01. These sums shall [**].
3.02 Royalty Payments:
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3.02.1 Except as provided in 3.02.2, the royalties due and payable by Licensee in US dollars to Dow shall be [**] of Net Sales when [**].
3.02.2 [**], the royalties due and payable by Licensee in US dollars to Dow shall be [**] of Net Sales.
For the purposes of this article, [**]. Without limiting the generality of the foregoing, for the avoidance of doubt, [**].
3.03 Royalty and Royalty Reports: Commencing with respect to the [**] in which the first Product receives regulatory approval, Licensee agrees to make written Royalty Reports to Dow [**], and Licensee shall use commercially reasonable efforts to provide Royalty Reports within [**] days of the end of each [**]. Royalty Reports shall provide the total Net Sales of Product sold or value received during the [**]. The first Royalty Report shall include all Net Sales of Product sold from the Effective Date of this Agreement to the date of said Royalty Report. Such [**] Royalty Reports shall provide the particulars regarding sales of Products during such [**] as are pertinent to a royalty accounting. These shall include at least the following:
a.	[**]

b.	[**]

c.	[**]

d.	[**]
3.04 Royalty Report after Termination: Licensee shall provide a Termination Royalty Report to Dow within [**] days after the date of any termination of this Agreement. The Termination Royalty Report shall provide the total Product Net Sales up to such date of termination which were not previously reported to Dow. Concurrently with the making of this Termination Royalty Report, Licensee will pay to Dow all Royalties due.
3.05 Methods for Payment of Milestone Fees and Royalties:
(a)	Each payment to Dow shall be made by wire transfer to the following destination:
[**]
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(b)	Royalty reports shall be addressed to the following address:
[**]
or another location in the United States which Dow may subsequently designate from time to time by notice to Licensee.
3.06 Late Payments: If Licensee fails to timely pay when due any amount which is payable under this Agreement, then, without prejudice to other sections of this Agreement, that amount shall bear interest compounded quarterly from the due date until payment is made in full, both before and after any judgment, at an annual rate of [**] on the day payment was due, until paid.
3.07 Status Reports: Upon the [**] of this agreement and [**] Licensee shall provide Licensor a clinical status report detailing the clinical status and projected commercialization date of each Product in which Active is used. These reports shall be sent to the address provided in Section 12.01, with a copy to the address provide in Section 3.05(b).
3.08 Currency. All amounts payable and calculations hereunder shall be in United States dollars. As applicable, Net Sales and any royalty deductions shall be translated into United States dollars at the [**]. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article 3, the Parties shall consult with a view to finding a prompt and acceptable solution, and Licensee will deal with such monies as Dow may lawfully direct so long as [**].
3.09 Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax, duties, levies, or other
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charges unless such deduction or withholding is required by applicable laws or regulations to be assessed against Dow. If Licensee is so required to deduct or withhold, Licensee will (i) promptly notify Dow of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Dow, and (iii) promptly forward to Dow an official receipt (or certified copy) or other documentation reasonably acceptable to Dow evidencing such payment to such authorities.
Article 4 RETENTION BY LICENSEE AND ACCESS TO RECORDS
4.01 Records: Licensee shall keep records showing the amount of Products sold or otherwise transferred to Third Parties. Licensee shall keep complete records related to activities and requirements under Article 3 such that records shall be in sufficient detail to enable the Royalties payable hereunder by Licensee to be clearly and fully determined. Licensee further agrees to permit its books and records, including without limitation such books and records relating to Permitted Sublicensees, to be examined no more than [**] to verify the reports provided under this Agreement, such confidential examination to be made at Dow’s discretion by [**]. Such records shall be kept and examination thereof shall be limited to a period of time no more than [**] after the close of the fiscal year to which the records pertain. In the event that Licensee shall make any sublicense to a Permitted Sublicensee to the extent permitted hereunder, Licensee shall (a) cause such sublicense to incorporate audit rights in favor of Licensee substantially identical to the provisions of this Section 4.01 , and (b) use commercially reasonable efforts to enforce such audit rights with respect to such Permitted Sublicensee.
4.02 Financial Information. Licensee shall provide to Licensor [**]
Article 5 CONFIDENTIALITY
5.01 Confidential Information: It is anticipated that it will be necessary, in connection
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

with their obligations under this Agreement, for Licensee and Dow to disclose to each other Confidential Information. If Confidential Information is disclosed orally, the Confidential Information shall be summarized in written form within [**] by the disclosing party and a copy provided to the recipient.
5.02 Confidentiality and Limited Use: With respect to all Confidential Information, both Licensee and Dow agree as follows, it being understood that “recipient” indicates the Party receiving the confidential, proprietary information from the other “disclosing” Party. Confidential Information and Biological Material provided or disclosed to the recipient shall remain the property of the disclosing Party and shall be maintained in confidence by the recipient and shall not be provided or disclosed to Third Parties by the recipient and, further, shall not be used except for purposes contemplated in this Agreement. Parties may disclose Confidential Information to officers, directors, employees, associates, agents, consultants, and Affiliates. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate [**] years after the termination date of this Agreement.
5.03 Confidentiality Exceptions: Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the disclosing party provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to recipient’s attorneys, accountants, banks and financial sources and its advisors; or (iii) in confidence, in connection with the sale of substantially all the business assets to which this Agreement relates, so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein. The obligations of confidentiality and limited use shall not apply to any of the Confidential Information which:
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(a)	is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or

(b)	is already known to recipient before receipt from the disclosing party, as demonstrated by recipient’s written records; or

(c)	is made known to recipient by a Third Party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence; or

(d)	is independently developed by the recipient as evidenced by credible written research records of recipient’s employees or agents who did not have access to the disclosing party’s Confidential Information. Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.
5.04 Disclosures to Personnel: Recipient agrees to advise those of its officers, directors, employees, associates, agents, consultants, and Affiliates who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this Agreement.
5.05 Return of Confidential Information: Upon termination of this Agreement, originals and copies of Confidential Information in written or other tangible form and all Biological Material shall be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient’s legal counsel solely to provide a record of what disclosures were made.
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.06 Confidential Status of Agreement: [**]
Article 6 DISCLAIMERS, INDEMNIFICATION, HOLD HARMLESS AND INSURANCE
6.01 Representations and Warranties of Each Party. Each of Dow and Licensee hereby represents, warrants, and covenants to the other Party as follows:
(a)	it is a corporation duly organized and validly existing under the laws of the state of its incorporation;

(b)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any further corporate action or approval;

(c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(d)	the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.
6.02 Additional Representations and Warranties of Dow. Dow, hereby represents, warrants, and covenants to Licensee that:
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(a)	as of the Effective Date, the Patent Rights are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part;

(b)	it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses granted or to be granted to Licensee under this Agreement;

(c)	Dow is the sole and exclusive owner of the Dow Patent Rights existing as of the effective date of this Agreement, all of which are free and clear of any liens, charges and encumbrances (other than licenses granted by Dow to Third Parties, which grants do not conflict with the license grants to Licensee hereunder);

(d)	to the best of its knowledge, as of the effective date of this Agreement, the use of Pfénex Expression Technology™ to make, have made, use and sell Product as contemplated by this Agreement, does not infringe any issued patent owned or possessed by any Third Party;

(e)	to the best of its knowledge, as of the Effective Date, there are no Third Party patent applications pending (other than those which have been disclosed, in writing, by Dow to Licensee prior to the signing of this Agreement) which, if issued, would be infringed by the use of Pfénex Expression Technology™ to make, have made, use and sell Product as contemplated by this Agreement; and

(f)	as of the Effective Date, there are no claims, judgments or settlements against or owed by Dow or, to the best of its knowledge, pending or threatened claims or litigation, in either case relating to the Pfénex Expression Technology™.
6.03 No Other Warranties:
EXCEPT FOR THE EXPRESS WARRANTIES IN SECTIONS 6.01 and 6.02, NEITHER DOW NOR LICENSEE MAKES ANY REPRESENTATION OR
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WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, REGARDING:
PATENT RIGHTS, KNOW-HOW TECHNOLOGY, IMPROVEMENTS, PFéNEX EXPRESSION TECHNOLOGY™, PRODUCT AND BIOLOGICAL MATERIAL (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE PATENT RIGHTS) OR INCLUDING, WITHOUT LIMITATION, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THE NON-INFRINGEMENT OF THIRD PARTY PROPERTY RIGHTS.
6.04 Indemnification by Licensee. Licensee will indemnify, defend and hold harmless Dow, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “Dow Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the Dow Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:
(a)	any claims of any nature arising out of the identification, research, development or commercialization of Product(s) by, on behalf of, or under the authority of, Licensee (other than by any Dow Indemnified Party), other than claims by Third Parties relating to patent infringement arising out of the exercise of rights under the Patent Rights; or

(b)	the material breach by Licensee of any of its representations, warranties or covenants set forth herein;

except, in each case, to the extent caused by the gross negligence or willful misconduct of Dow or any Dow Indemnified Party.
6.05 Indemnification by Dow. Dow will indemnify, defend and hold harmless Licensee, its Affiliates, Permitted Sublicensees, and Licensee Partners and each of its and their respective employees, officers, directors and agents (each, a “Licensee Indemnified
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Party”) from and against any and all Liabilities that the Licensee Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of the material breach by Dow of any of its representations, warranties or covenants set forth herein, except to the extent caused by the gross negligence or willful misconduct of Licensee or any Licensee Indemnified Party.
6.06 Indemnification Procedure. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Agreement, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in defense of such matter. [**]. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any
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pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.
6.07 Limited Liability: NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SUCH OTHER PARTY FOR BREACH HEREOF, WHETHER BASED ON CONTRACT OR TORT CLAIMS OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.
6.08 Insurance: At all times while this Agreement is in effect and during which Licensee is conducting clinical trials of any Product, LICENSEE will procure and maintain, at its own expense and for its own benefit, Comprehensive/ Commercial General Liability Insurance, including coverage for Contractual Liability and Products Liability (including coverage for human clinical trials), having a bodily injury, death, and property damage combined single limit of at least [**] per occurrence. Prior to commencement of any commercial product sales, LICENSEE will procure and maintain, at its own expense and for its own benefit , Product Liability insurance having a bodily injury, death, and property damage combined single limit of at least [**] per occurrence, provided that such [**] coverage will be increased to [**]. The scope of the Product Liability coverage to be provided is to be similar to standard ISO forms (e.g. 1998 Commercial General Liability ISO form #CG 00 01 01 98 or CG 00 02 01 98). If the insurance to be provided is in a form similar to ISO policy form CG 00 02 01 98 (claims made form), then the policy shall contain an extended reporting period of at least [**]; any Retroactive Date under said policy shall be no later than the Effective Date of this Agreement.
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(a) LICENSEE will furnish Dow a certificate(s) from an insurance carrier or carriers (having a minimum AM Best rating of A-) showing all insurance set forth above. The certificate(s) will include the following statement: “The insurance certified hereunder is applicable to contracts between The Dow Chemical Company and the Insured. This insurance may be canceled or altered only after thirty (30) days written notice to The Dow Chemical Company.” The insurance will be endorsed and the certificate(s) will confirm that the insurance (1) names The Dow Chemical Company and its affiliates as additional insureds with respect to matters arising from this Agreement; (2) provides that such insurance is primary and non-contributing to any liability insurance carried by The Dow Chemical Company; and (3) provides that underwriters and insurance companies of LICENSEE may not have any right of subrogation against The Dow Chemical Company and its affiliates. The insurance will contain no more than a typical industry deductible/SIR.
(b) LICENSEE agrees [**].
Article 7 PATENTS, IMPROVEMENTS AND INFRINGEMENT OF DOW’S PATENT RIGHTS BY THIRD PARTIES
7.01 Improvements: Licensee shall disclose to Dow all Improvements made under this Agreement. Such Improvements shall be disclosed to Dow [**] in an Improvements Report, submitted to the address provided in Section 12.01.
7.02 Grant-Back: When an Improvement is made or discovered by Licensee and/or its
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Affiliates, Licensee will, and will cause its Affiliates as the case may be, grant Dow and its Affiliates [**] licenses to such Improvement with the right to sublicense such rights to Third Parties, with the right to further sublicense. Licensee and its Affiliates shall provide Dow with biological material, which contains or embodies such Improvement. The licenses in this Section 7.02 shall survive expiration or termination, whichever occurs later, of this Agreement. Licenses resulting from this Section are for the commercial life of any such discoveries, unless such discovery is patented, in which case the license shall be for the life of the patent(s) that claim such Improvement.
7.03 Patent Infringement: Should Licensee become aware of any infringement or alleged infringement of any Patent Rights, Licensee shall promptly notify Dow in writing of the name and address of the alleged infringer and of the alleged acts of infringement, and provide any available evidence of the alleged acts of infringement. [**]. In the event that Dow [**] bring a patent infringement suit against the alleged Third Party infringer, Licensee shall cooperate with Dow in the prosecution of any legal infringement action and agrees to provide Dow with pertinent data and evidence which may be helpful in the prosecution of such action of which it may have knowledge or which may be readily available to it. [**].
7.04 Invalidity of Patent Rights: If, at any time during this Agreement, Dow shall be unable to uphold the validity of any of the Patent Rights against any alleged infringer,
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[**]. In the event that Patent Rights are not upheld, [**] under this Agreement according to the terms and conditions of this Agreement for the periods provided for herein.
Article 8 ASSIGNABILITY/SUCCESSION/CHANGE IN CONTROL
8.01 Licensee Assignability: Licensee shall have the right to assign this Agreement [**]. In addition, Licensee shall have the right to assign its respective rights or obligations and delegate its performance hereunder, in whole or in part, to any of its Affiliates, but in any such case, Licensee shall remain fully obligated for the performance by such Affiliate of all obligations of Licensee hereunder. In all events, Licensee shall cause the assignee to agree in writing to be bound by all the terms of this Agreement.
8.02 Dow Assignability: Dow shall have the right to assign this Agreement in connection with the reorganization, consolidation, spin-off, sale or transfer of assets related to that portion of its business pertaining to the subject matter of this Agreement, either alone or in conjunction with other Dow businesses or in connection with any sale of substantially all of its assets or any merger or consolidation. In addition, Dow shall have the right to assign its respective rights or obligations and delegate its performance hereunder, in whole or in part, to any of its Affiliates. In either event, the assignee shall agree in writing to be bound by all the terms of this Agreement.
Article 9 UNITED STATES GOVERNMENT EXPORT CONTROL
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

REGULATIONS
9.01 Export Control Regulations: The Export Control Regulations of the U.S. Department of Commerce prohibit, except under a special validated license, the exportation from the United States of technical data relating to certain commodities listed in the Regulations, unless the exporter has received certain written assurance from the foreign importer. In order to facilitate the exchange of technical information under this Agreement, Licensee therefore hereby gives its assurance to Dow that it will comply with all of the requirements of the U.S. Export Control Regulations.
9.02 Termination for Violations: Violation of the U.S. Export Control laws or regulations by Licensee shall constitute grounds for Dow, in its sole discretion, to terminate this license agreement. Failure to obtain any needed export control license may result in criminal liability under the United States law.
Article 10 TERM AND TERMINATION
10.01 Term: Unless previously terminated in accordance with the following provisions of this Article 10, Section 8.02 or 9.02, this Agreement is effective as of the Effective Date of this Agreement and shall have a term of [**] from the date of first sale of a Product or to the end of the term of the last to expire patent in the Patent Rights licensed hereunder, whichever is longer and shall thereupon expire. Licensee shall have an irrevocable and fully paid-up license to Licensor’s Pfenex Expression Technology thereafter.
10.02 Licensee’s Right to Terminate: Licensee shall have the right to terminate this Agreement [**] Calendar Years after the Effective Date, provided Licensee provides [**] months written notice of such termination.
10.03 Dow’s Right to Terminate: Dow shall have the right to terminate this Agreement by giving [**] days written notice to Licensee if, in Dow and Licensee agree that [**] Pfenex Expression Technology™[**].
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

10.04 Termination of Agreement for Breach:
(a)	Either Party may terminate this Agreement upon at least [**] written notice to the other Party should the other party commit a material breach of its obligations or be in default under any of the provisions of this Agreement if: (i) the breach can reasonably be cured within the [**] notice period and the Party in breach has failed to cure the breach or default within the same [**] notice period; (ii) if such breach or default cannot be cured within the [**] period, the Party in breach has not taken reasonable steps toward curing the breach or default. If the breach or default can not be cured within the [**] period, the Party in breach shall notify the non-breaching Party of the steps taken toward curing such default or breach and the plans to totally cure such default or breach as soon as reasonably possible. If the Party in breach fails to provide such notice, the non-breaching Party shall be free to terminate with immediate effect by notice to the Party in breach.

(b)	If Licensee shall at any time default in the payment of any license fee or royalty or in the making of any report hereunder, and shall fail to remedy any such default or breach within [**] days after written notice thereof by Licensor, then Licensor may, at its option, terminate the license and all other rights herein granted, by giving notice to Licensee in writing to such effect.

(c)	Notwithstanding a Party’s right to terminate this Agreement as a result of a non-cured material breach by the other Party, the non-breaching Party shall not be prevented from seeking any other remedy which may be available to it in equity, including specific performance on the part of the party in breach.
10.05 Insolvency: Either Party may terminate this Agreement if, at any time:
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(a)	the other Party makes an assignment for the benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due;

(b)	any decree or order for relief is entered against the other Party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law;

(c)	the other Party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such other Party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction;

(d)	any such petition or application is filed, or any such proceedings are commenced, against the other Party and such other Party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

(e)	any order, judgment or decree is entered in any proceedings against the other Party decreeing the dissolution of such other Party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.
10.06 Effects of Termination/Survival:
(a)	Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to or upon such expiration or termination. Accordingly, Dow rights under Section 7.02 shall survive expiration of termination of this Agreement for any reason. Sections 3.04, 6.04, Articles
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5 and Article 6 shall survive expiration or termination of this Agreement and Licensee shall not be relieved of any payment obligation that may have accrued prior to such expiration or termination.

(b)	Upon any termination of this Agreement for any reason other than a breach by Licensee, insolvency by Licensee, termination by Licensee under Section 10.02 or termination by Dow under Section 10.03, Licensee shall, be entitled to sell, for a period of [**] months, remaining inventories of any Product(s) which are already in its possession. Such sales shall be in accordance with this Agreement and the Parties shall continue to be obligated to make all applicable payments hereunder.

(c)	After termination, except as provided in (b) above, any remaining Active, Product and all Biological Material and Confidential Information remaining, if any, shall be destroyed or shall be returned, respectively, and the destruction shall be certified to Dow by a representative of Licensee.
Article 11 ADVERTISING/PUBLICITY
11.01 Neither the granting of the license herein granted by Dow nor the acceptance of the milestone payments or royalties hereunder by Dow shall constitute Dow’s approval of, or acquiescence in, advertising or other business practices of Licensee, nor an approval of or acquiescence in any use of the corporate name of Dow, use of the name(s) of the inventors of the Patent Rights licensed, in connection with the manufacture, advertising, use or sale of Product, and Dow hereby expressly reserves all rights of actions with respect thereto.
11.02 Dow and Licensee hereby agree to issue a joint press release upon signing of this Agreement. The wording of said press release shall be mutually agreed by both parties prior to issuance.
Article 12 NOTICES
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12.01 Notices: Any notice or other communication required or permitted to be given by either party under this Agreement shall be given in writing and shall be effective when delivered, if delivered by hand, reputable courier service or five days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by written notice by either Party:
For Dow:
[**]

With a copy to:
[**]

For Licensee:
[**]
Iomai Corporation
20 Firstfield Road Suite 250
Gaithersburg, MD 20878 USA
Article 13 MISCELLANEOUS
13.01 Severability: If any clause, provision, or section of this Agreement attached hereto, shall, for any reason, be held illegal, invalid or unenforceable, the parties shall negotiate in good faith and in accordance with reasonable standards of fair dealing, a valid, legal, and enforceable substitute provision or provisions that most nearly reflect the original intent of the parties under this Agreement in a manner that is commensurate in magnitude and degree with the changes arising as a result of any such substitute provision or provisions. All other provisions in this Agreement shall remain in full force and effect and shall be construed in order to carry out the original intent of the parties as nearly as
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

possible (consistent with the necessary reallocation of benefits) and as if such invalid, illegal, or unenforceable provision had never been contained herein.
13.02 Merger of Understanding: Except for the [**] this Agreement constitutes the entire Agreement between the Parties regarding the subject matter hereof and all prior negotiations and understandings between the parties are deemed to be merged into this Agreement. Notwithstanding the forgoing, in the event that Dow has the right to terminate this Agreement, then Dow shall have the right to terminate the Confidentiality Agreement and Licensee agrees to abide extend the Confidentiality term in the Confidentiality Agreement so that the period of confidentiality runs in parallel with this Agreement.
13.03 Force Majeure: Neither of the Parties shall be liable for any default or delay in performance of any obligation under this Agreement caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such Party; or labor trouble, strike, lockout or injunction (provided that neither of the Parties shall be required to settle a labor dispute against its own best judgment). The party invoking the provisions of this Section shall give the other Party written notice and full particulars of such force majeure event. Both Dow and Licensee shall use reasonable business efforts to mitigate the effects of any force majeure on their respective part.
13.04 Relationship of the Parties: The relationship of Dow and Licensee is strictly one of Dow and Licensee and the parties acknowledge that this Agreement does not create a joint venture, partnership, or the like, between them. Licensee shall always remain independent contractors in its performance of this Agreement. Neither party to this Agreement shall have any authority to employ any person as an employee or agent for or on behalf of the other party to this Agreement for any purpose, and neither party to this
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Agreement, nor any person performing any duties or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Agreement.
13.05 Use of Names: Neither Party shall use the name of the other in any promotional materials or advertising without the prior written consent of the other except as specifically provided in this Agreement or other related agreements.
13.06 Choice of Law; Submission to Jurisdiction: All questions with respect to the construction of this Agreement and the rights and liabilities of the Parties hereto shall be determined in accordance with the laws of the State of Delaware applicable to business arrangements entered into and performed entirely within the State of Delaware.
13.07 Provisions Contrary to Law: In performing this Agreement, the Parties shall comply with all applicable laws and regulations. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.
13.08 Remedies: Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.
13.09 Fees: Except as otherwise provided herein, each Party shall bear its own legal fees incurred in connection with the transactions contemplated hereby, provided,
[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

however, that if any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
13.10 Headings: Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.
13.11 Counterparts: This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
13.12 Appendices: The appended Appendices and any modifications or amendments thereof form an integral part of this Agreement.
     IN WITNESS WHEREOF, the Parties hereto have understood, agreed to and caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the date written beneath their respective signatures.

The Dow Chemical Company		Iomai Corporation
(Licensor)		(Licensee)

By:	/s/ Andrew N. Liveris	By:	/s/ Stanley C. Erck

Name:	Andrew N. Liveris	Name:	Stanley C. Erck

Title:	Chief Executive Officer	Title:	CEO

Date:	June 23, 2005	Date:	30 Jun 05

[**] Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.